UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

BioVie Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55292	46-2510769
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Cummings Center, Suite 247-C

Beverly, MA 01915

(Address of principal executive offices and zip code)

(312) 283-5793

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 27, 2017, BioVie Inc. ("BioVie") entered into "An Agreement to Defer Payment of Accrued Salary" with Elliot Ehrlich, the former CEO of BioVie's predecessor company, Nanobiotics, Inc. That agreement defers until December 31, 2019 BioVie's obligation to pay Mr. Ehrlich $222,028 in salary that was previously accrued. That agreement also includes, as an attachment, a promissory note by BioVie to Mr. Ehrlich incorporating those terms, which promissory note carries no interest obligation if the principal amount is timely repaid and a five percent (5%) rate for any amounts unpaid beyond its due date. Mr. Ehrlich also agreed to forgo payment of a separate $222,028 in previously accrued salary.

On March 31, 2017, BioVie entered into substantially identical agreements (with accompanying promissory notes) for the deferral of previous accrued amounts that were owed by BioVie to Jonathan Adams, BioVie's CEO, and to Barrett Ehrlich, who serves as a financial consultant to BioVie. BioVie's promissory note to Mr. Adams is in the amount of $180,556. BioVie's promissory note to Mr. Barrett Ehrlich is in the amount of $173,333.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2017	BIOVIE INC.

	By:	/s/ Jonathan Adams
Jonathan Adams
Chief Executive Officer